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                                                                    Exhibit 10.5

                               EXCHANGE AGREEMENT

         Exchange Agreement ("Agreement") made effective this 30th day of June, 1997 by and among Lawrence Cohen, an individual residing at 41 Willow Road, Woodsburgh, New York 11598 ("Cohen"), and James A. Stroud, with an address at Capital Senior Living Corporation, 14160 Dallas Parkway, Suite 300, Dallas, Texas 75240 ("Stroud").



                              W I T N E S S E T H:

         WHEREAS, Cohen desires to transfer and Stroud desires to acquire 41,666.5 shares (the "Shares") of the capital stock of Capital Senior Living Corporation, a Delaware corporation (the "Corporation"), owned by Cohen in exchange for the Exchange Shares (as hereinafter defined) owned by Stroud, on the terms and subject to the conditions hereinafter set forth; and

         NOW, THEREFORE, in consideration of the premises hereof and other good and valuable consideration, and intending to be legally bound hereby, Cohen and Stroud hereby agrees as follows:

         1. Exchange of Shares of the Corporation. Subject to the terms and conditions hereof, Cohen hereby agrees to transfer, assign and convey to Stroud and Stroud hereby agrees to accept from Cohen the Shares, and in exchange therefor Stroud agrees to transfer, assign and convey to Cohen the Exchange Shares on the terms and conditions hereinafter set forth. At the Closing (as hereinafter defined), Cohen will deliver the stock certificate representing the Shares duly endorsed by Cohen to Stroud.

         2. Exchange of Exchange Shares. At the Closing, Stroud shall transfer, assign and convey to Cohen 75 shares (the "Exchange Shares") of the capital stock of Quality Home Care, Inc., an Indiana corporation ("Quality Home") owned by Stroud in exchange for the Shares of the


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Corporation set forth in Section 1 hereof.   At the Closing, Stroud will
deliver the stock certificate representing the Exchange Shares duly endorsed by Stroud to Cohen.

         3. Adjustment in Number of Exchange Shares. Cohen and Stroud hereby acknowledge and agree that the number of Exchange Shares may be increased or decreased immediately prior to an initial public offering of the common stock of the Corporation to reflect the initial offering price of such common stock of the Corporation in such initial public offering. The number of Exchange Shares exchanged hereunder is intended to be valued in the formation transaction immediately preceding such initial public offering at an amount ("Exchange Value") equal to 41,666.5 multiplied by an amount equal to the initial public offering price of each share of the common stock of the Corporation to be offered in such offering and therefor the number of Exchange Shares shall be adjusted as necessary to equal the Exchange Value. Cohen and Stroud each agree to take such action as necessary to reflect any increase or decrease in the number of Exchange Shares as provided herein.

         4.      Representations and Warranties Concerning the Transaction.

                 (a) REPRESENTATIONS AND WARRANTIES OF COHEN. Cohen represents and warrants to Stroud that the statements contained in this Section 4(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were submitted for the date of this Agreement throughout this
Section 4(a)).

                          (i)     AUTHORIZATION OF TRANSACTION.  Cohen has full
power and authority to execute and deliver this Agreement and to perform his obligations hereunder and this Agreement has been duly executed and delivered by Cohen. This Agreement constitutes the valid and legally binding obligation of Cohen, enforceable in accordance with its terms and conditions. To the best of Cohen's knowledge, Cohen need not give any notice to, make any filing with, or obtain any





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authorization, consent, or approval of, any government or governmental agency or third party in order to consummate the transactions contemplated by this Agreement, except for the Stock Purchase and Stockholders' Agreement entered into as of the 1st day of November, 1996, by and among the Corporation, Senior Living Trust ("Trust"), Jeffrey L. Beck ("Beck") and Cohen (the "Stockholder Agreement").

                          (ii)    NONCONTRAVENTION.  To the best of Cohen's
knowledge, neither the execution and the delivery of this Agreement by Cohen, nor the consummation of the transactions contemplated hereby by Cohen, will (A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Cohen is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any part the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which Cohen is a party or by which he is bound or to which the Shares are subject, except for the Stockholder Agreement.

                          (iii)   SHARES.  Cohen holds of record and owns
beneficially the Shares, free and clear of any restrictions on transfer, claims, liens, security interests, encumbrances, options, warrants, rights, contracts, calls, commitments, equities, and demands, except as set forth in the Stockholder Agreement. Cohen is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of the Corporation, except as set forth in the Stockholder Agreement. Upon payment for the Shares in accordance with the terms hereof Stroud will acquire good and clear title to all of the Shares, all of which will be fully paid and non-assessable.





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                 (b)      REPRESENTATIONS AND WARRANTIES OF STROUD.  Stroud
represents and warrants to Cohen that the statements contained in this Section 4(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4(b)).

                          (i)     AUTHORIZATION OF TRANSACTION.  Stroud has
full power and authority to execute and deliver this Agreement and to perform his obligations hereunder and this Agreement has been duly executed and delivered by Stroud. This Agreement constitutes the valid and legally binding obligation of Stroud, enforceable in accordance with its terms and conditions. To the best of Stroud's knowledge, Stroud need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of, any government or governmental agency or third party in order to consummate the transactions contemplated by this Agreement.

                          (ii)    NONCONTRAVENTION.  To the best of Stroud's
knowledge, neither the execution and the delivery of this Agreement by Stroud, nor the consummation of the transactions contemplated hereby by Stroud, will
(A) violate any statute, regulation, rule, judgment, order, decree, stipulation, injunction, charge, or other restriction of any government, governmental agency, or court to which Stroud is subject, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any contract, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which Stroud is a party or by which it is bound or to which any of its assets is subject.

                          (iii)   EXCHANGE SHARES.  Stroud holds of record and
owns beneficially the Exchange Shares, free and clear of any restrictions on transfer, claims, liens, security interest,





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encumbrances, option warrants, rights, contracts, calls, commitments, equities and demands. Stroud is not a party to any option, warrant, right, contract, call, put, or other agreement or commitment providing for the disposition or acquisition of any capital stock of Quality Home. Upon payment for the Exchange Shares in accordance with the terms hereof, Cohen will acquire good and clear title to all of the Exchange Shares, all of which will be fully paid and non-assessable.

                 (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of Cohen and Stroud contained in this Agreement (or in any document delivered pursuant hereto) shall survive the execution and delivery hereof and the Closing.

         5.      The Closing.

         The closing ("Closing") shall take place effective as of June 30, 1997 ("Closing Date").

         6.      Consent of Corporation and Other Shareholders.

         Cohen and Stroud acknowledge that the transfer of the Shares is subject to restrictions set forth in the Stockholder Agreement. The Corporation, Cohen, Beck and Trust hereby consent to the transfer of the Shares hereunder and waive any rights whatsoever that the Corporation, Beck or Trust may have to the Shares.

         7. Initial Public Offering of the Corporation. If an initial public offering of common stock of the Corporation is not completed by December 31, 1997, effective as of December 31, 1997, Cohen and Stroud shall take all actions necessary to have Cohen transfer, assign and convey back to Stroud the Exchange Shares and to have Stroud transfer, assign and convey back to Cohen the Shares.

         8. Amendments to Stockholder Agreement. Section 5.3 of the Stockholders Agreement concerning registration rights shall be deleted, except that if the Shares and the Exchange Shares are reconveyed as provided in
Section 7 hereof, Section 5.3 of the Stockholder Agreement shall be





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reinstituted and restored.  Also, Section 5.4 of the Stockholder Agreement provides anti-dilution rights to the stockholders. In recognition of the exchange of shares set forth herein, the 2.8% minimum applicable to Cohen in
Section 5.4 shall be adjusted downward to take into account the Exchange Shares which Cohen is receiving hereunder, except that if the Shares and the Exchange Shares are reconveyed as provided in Section 7 hereof, the 2.8% minimum applicable to Cohen in Section 5.4 shall be reinstituted and restored.

         9.      General Provisions.

                 (a) This Agreement may be amended, modified or terminated only by written instrument executed by all parties hereto.

                 (b) Any party hereto may at any time waive compliance by the other with any covenants or conditions contained in this Agreement but only by written instrument executed by the party waiving such compliance. No such waiver, however, shall be deemed to constitute the waiver of any such covenant or condition in any other circumstance or the waiver of any other covenant or condition.

                 (c) If any provision of this Agreement shall finally be determined to be unlawful, then such provision shall be deemed to be severed from this Agreement and every other provision of this Agreement shall remain in full force and effect.

                 (d) This Agreement is not intended to, and shall not, create any rights in or confer any benefits upon any person other than the parties hereto.

                 (e) The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. The parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any party has breached any representation, warranty, or covenant





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relating to the same subject matter as any other representation, warranty or covenant (regardless of the relative levels of specificity) which the party has not breached, it shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty or covenant.

                 (f) All notices or other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or five days after deposit in a facility of the United States Post Office if mailed by certified mail (return receipt requested) to the parties at the addresses set forth above or at such other address as shall be specified by like notice.

                 (g) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                 (h) This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between Cohen and Stroud, with respect to the subject matter hereof, except the Stockholder Agreement and as specifically provided or otherwise referred to herein. This Agreement shall be governed in all respects including validity, interpretation and effect by the laws of the State of Delaware and shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, administrators or executives, successors and assigns.

                 (i) The parties hereto agree that they will, from time to time, execute and deliver any and all additional and supplemental instruments, and do such other acts and things which may be reasonably necessary or desirable to effect the purposes and intent of this Agreement, and the consummation of the transactions contemplated hereby.





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         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above stated.



                                       /s/ LAWRENCE COHEN
                                       --------------------------------------
                                       Lawrence Cohen

                                       /s/ JAMES A. STROUD
                                       --------------------------------------
                                       James A. Stroud



Consented To:


-----------------------------------
          Jeffrey L. Beck


Capital Senior Living Corporation


By:
   --------------------------------
              Jeffrey L. Beck


Senior Living Trust


By: /s/  TROY D. PHILLIPS
   --------------------------------
          Troy D. Phillips, Trustee





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